Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer Pursuant to Exchange Act Rule 13a-14(a), As Adopted Pursuant to Section 302 of the Sarbanes - Oxley Act of 2002

The undersigned of the Company, certifies that:

(1)          He has reviewed this Annual Report on Form 10-K of China HGS Real Estate Inc. for the fiscal year ended September 30, 2021; and

(2)          Based on his knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

/s/ Neng Chen	.
Name: Neng Chen
Title: Chief Executive Officer
January 13, 2022

/s/Samuel Shen	.
Name: Samuel Shen
Title: Chief Financial Officer
January 13, 2022

A signed original of this written statement required by Section 906 of the Sarbanes Oxley Act of 2002 has been provided to the Company and will be retained by the Company and will be furnished to the SEC or its staff upon request. This exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the SEC.